UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

Orbit International Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-3936	11-1826363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Cabot Court
Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  631-435-8300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 6, 2014, Orbit International Corp. (the “Company”) issued a press release announcing its results of operations and financial condition for the fourth quarter and year ended December 31, 2013.  A copy of the press release issued by the Company concerning the foregoing information is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, goodwill impairment and stock based compensation (EBITDA, as adjusted), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements.

On March 6, 2014, the Company disclosed that it would most likely not make any further repurchases of the Company’s common stock until the second quarter of 2014, depending on the timing of receipt of certain material contracts.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release dated March 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:            March 7, 2014

Orbit International Corp.

By:	/s/ Mitchell Binder
Mitchell Binder
Chief Executive Officer and President